   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 27, 1997

                                                        REGISTRATION NO. 1-12385
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ----------------

                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(B) OR (G) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                               ----------------

                         NEWPORT NEWS SHIPBUILDING INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                DELAWARE                               74-1541566
        (STATE OF INCORPORATION                     (I.R.S. EMPLOYER
            OR ORGANIZATION)                      IDENTIFICATION NO.)

         4101 WASHINGTON AVENUE
         NEWPORT NEWS, VIRGINIA                          23607
    (ADDRESS OF PRINCIPAL EXECUTIVE                    (ZIP CODE)
                OFFICES)

IF THIS FORM RELATES TO THE REGISTRATION OF A CLASS OF DEBT SECURITIES AND IS EFFECTIVE UPON FILING PURSUANT TO GENERAL INSTRUCTION A.(C)(1), PLEASE CHECK THE FOLLOWING BOX. [_]

IF THIS FORM RELATES TO THE REGISTRATION OF A CLASS OF DEBT SECURITIES AND IS TO BECOME EFFECTIVE SIMULTANEOUSLY WITH THE EFFECTIVENESS OF A CONCURRENT REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 PURSUANT TO GENERAL INSTRUCTION A.(C)(2), PLEASE CHECK THE FOLLOWING BOX. [_]

       SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(B) OF THE ACT:

               TITLE OF EACH CLASS                     NAME  OF  EACH  EXCHANGE ON
               TO BE SO REGISTERED                WHICH EACH CLASS IS TO BE REGISTERED
               --------------------               ------------------------------------
       Common Stock ($.01 Par Value) (and
       associated Preferred Stock Purchase               Chicago Stock Exchange
                     Rights)

       SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(G) OF THE ACT:
                                     NONE.

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                INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

  A description of the Registrant's securities to be registered on the Chicago Stock Exchange is contained on the outside front cover page and in the sections entitled "Summary of Certain Information" (p. 2), "Capitalization" (p. 38), "Description of Capital Stock" (p. 80) and "Antitakeover Effects of Certain Provisions" (p. 81) which were included in the Registrant's Registration Statement on Form 10 dated November 6, 1996, filed with the Securities and Exchange Commission (File No. 1-12385), which are incorporated by reference herein.

ITEM 2. EXHIBITS.

  The securities described herein are to be registered on the Chicago Stock Exchange, on which no other securities of the Registrant are registered. Accordingly, the following exhibits, required in accordance with Part II to the Instructions as to Exhibits on Form 8-A, shall be filed with the Chicago Stock Exchange:

    (a) Registrant's Registration Statement on Form 10, as amended (Registration No. 1-12385).

    (b) Registrant's Quarterly Report on Form 10-Q (File No. 1-9864) for the quarter ended September 30, 1996.

    (c) Restated Certificate of Incorporation of the Registrant dated as of December 11, 1996.

    (d) Amended and Restated By-laws of the Registrant dated as of December 11, 1996.

    (e) Rights Agreement dated as of December 11, 1996 between Newport News Shipbuilding Inc. and First Chicago Trust Company, as Rights Agent.

    (f) Specimen of the Registrant's Common Stock Certificate.

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                                   SIGNATURE

  PURSUANT TO THE REQUIREMENTS OF SECTION 12 OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THERETO DULY AUTHORIZED.

                                          (Registrant) NEWPORT NEWS
                                           SHIPBUILDING INC.

                                          Date: February 27, 1997

                                                /s/ Stephen B. Clarkson
                                          By:__________________________________
                                                    Stephen B. Clarkson
                                               Vice President and Secretary

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